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                                                                    Exhibit 3.83

                                     BY-LAWS

     1. The title of the corporation is Sawyer Environmental Recovery Facilities, Inc.

     2.  The corporation has its main office at Bangor, Maine.

     3. The corporation may also have offices at such other places within or without the State of Maine as the Board of Directors may determine.

     4. The President shall have the general control and management of the corporation subject to any specific power delegated by the Board of Directors and shall preside at all meetings of the Board of Directors, of which he shall be Chairman, and at all meetings of the Stockholders.

     5. The Treasurer shall keep accurate records of all monies received and paid out, and shall have the custody of all property. All funds shall be paid out as directed by the Board of Directors other than in the normal course of business, and for such the General Manager, who shall be the President of the firm, or whoever the President of the firm so designates, may use his discretion. The Treasurer shall make a report when required of the financial condition of the corporation. He shall give such bond as the Board of Directors may require for the faithful discharge of his duty.

     6. In the absence of the President or the event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Directors.

     7.  The officers shall be a President, Vice-President, Treasurer and Clerk.

     8. The Clerk shall be a resident of the State of Maine, shall act as Secretary of the Board of Directors, and shall keep a faithful record of all matters relating to Stockholders' meetings and minutes and perform such duties as may be required by the President and Board of Directors. He shall send proper notices of all Stockholders' meetings and faithfully perform all duties required by Statute.

     9. The Board of Directors shall be elected annually by the Stockholders and shall hold office until their successors will be chosen and qualified. They shall hold their annual meeting on the third Tuesday of October at 4:30 p.m., and at other times when called by the President or majority of their own number upon written notice sufficient to comply with the Maine Business Corporations' Act, or without any notice if the majority of the members are present and waive such notice in writing. The majority of their number shall constitute a quorum to transact business. They shall have the general management of the business of the corporation, but designate the normal handling or operation of the business to their General Manager, who shall be the President of the corporation, or whoever the President shall designate. The minimum number of Directors of the

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corporation shall be three Directors, except that if all shares of the corporation are owned beneficially and of record by fewer than three Shareholders, the number of Directors may be less than three but not less than the number of Shareholders, and the maximum number of Directors shall be nine Directors with the Shareholders or the Board of Directors maintaining authority to increase and decrease the number of Directors hereafter. (2)

     10. Stockholders shall hold their annual meeting annually on the third Tuesday of October at 4:00 p.m., in Bangor, Maine. The majority of the shares of stock issued and outstanding shall constitute a quorum, and voting may be in person or by written proxy. Notices of the annual meeting shall be sent by the Clerk to each Stockholder with sufficient notice so as to comply with the Maine Business Corporations' Act. Stockholders may elect the officers of the corporation.

     11. All officers shall hold office until their successors are duly elected and qualified.

     12. The seal of the corporation shall be a circular disk upon which shall be inserted the words "Sawyer Environmental Recovery Facilities, Inc. - Maine, 1974".

     13. Special meetings of the Stockholders may be called by any person and at such times as provided for in the Maine Business Corporations' Act.

     14. That all checks for payment of money must be signed by any two of the following officers and/or employees of the corporation: President, General Manager, Office Supervisor, and/or Adm. Secretary, or such others as the Board of Directors may authorize. (l) (3)

     15. The By-Laws may be amended at any regular meeting or special meeting of Stockholders by the majority vote of the stock outstanding.

     16. It shall be unnecessary for a Director of this firm to be a Stockholder.

     17. Stock certificates may be signed by any two of the following corporate officers: the President, Vice-President, Clerk or the Treasurer.

(1) See amendment of August 13, 1984.
(2) See amendment of October 16, 1987.
(3) See amendment of November 29, 1989.
(4) See amendment of September __, 1996.

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                        SPECIAL MEETING OF STOCKHOLDERS
                 SAWYER ENVIRONMENTAL RECOVERY FACILITIES, INC.
                                August 13, 1984

     The special meeting of the Stockholders of Sawyer Environmental Recovery Facilities, Inc., met pursuant to notice waived by the sole Stockholder, at the office of Sawyer Environmental Recovery Facilities, Inc., 358 Emerson Mill Road, Hampden, Maine, at ten o'clock in the forenoon on August 13, 1984.

     The meeting was called to order by the President, Waldron E. Sawyer, Jr. In attendance was the sole Stockholder, Waldron E. Sawyer, Jr.

     A Waiver of Notice was presented, pursuant to which the meeting was held.

     Discussion was had concerning amending the By-Laws of the corporation, which presently provide that "All checks for the payment of money must be signed by either the President or Treasurer, or Vice-President."

     Upon motion, duly made and seconded, it was

     VOTED: That the foregoing By-Law be amended by replacing it with the following: "That all checks for payment of money must be signed by any two of the following officers and/or employees of the corporation: President, General Manager, Office Supervisor, and/or Adm. Secretary, or such others as the Board of Directors may authorize."

     Upon motion duly made and seconded, it was

     VOTED: To adjourn.

     Adjourned.

     ATTEST:
                                                        /s/ [ILLEGIBLE]
                                                       -------------------------
                                                        Clerk of the Corporation

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                        UNANIMOUS ACTION OF STOCKHOLDERS
                 SAWYER ENVIRONMENTAL RECOVERY FACILITIES, INC.
                                October 16, 1987

     I, the undersigned, being the sole Stockholder of Sawyer Environmental Recovery Facilities, Inc., a Maine corporation, do hereby consent to the amendment of the Articles of Incorporation and By-Laws of Sawyer Environmental Recovery Facilities, Inc., as follows: That the minimum number of Directors of the corporation shall be three Directors, except that if all shares of the corporation are owned beneficially and of record by fewer than three Shareholders, the number of Directors may be less than three but not less than the number of Shareholders, and the maximum number of Directors shall be nine Directors with the Shareholders or the Board of Directors maintaining authority to increase and decrease the number of Directors hereafter. The By-Laws shall be amended accordingly to reflect the foregoing.

     Dated: October 16, 1987

                                                      /s/ W. Tom Sawyer, Jr.
                                                  ------------------------------
                                                  W. Tom Sawyer, a/k/a Waldron
                                                           E. Sawyer, Jr.

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                       UNANIMOUS ACTION OF STOCKHOLDER OF
                 SAWYER ENVIRONMENTAL RECOVERY FACILITIES, INC.
                               November 29, 1989

     I, the undersigned, being the sole Stockholder of Sawyer Environmental Recovery Facilities, Inc., do hereby consent to the amendment of the By-Laws of Sawyer Environmental Recovery Facilities, Inc., as follows:

     Whereas, the By-Laws of the Corporation require "That all checks for payment of money must be signed by any two of the following officers and/or employees of the corporation: President, General Manager, Office Supervisor, and/or Adm. Secretary, or such others as the Board of Directors may authorize." The preceding By-Law shall now be amended to read hereafter as follows "That all checks for the payment of money for the Corporation must be signed by any one or more of the following as authorized by the Board of Directors of the Corporation: President, Chief Operating Officer, Controller, and/or such other employees as the Board of Directors of the Corporation may authorize."

     Dated: November 29, 1989

                                                      /s/ W. Tom Sawyer, Jr.
                                                  ------------------------------
                                                        W. Tom Sawyer, Jr.

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                     UNANIMOUS ACTION OF THE SHAREHOLDERS OF
                 SAWYER ENVIRONMENTAL RECOVERY FACILITIES, INC.

     Pursuant to 13-A M.R.S.A. Section 620, Casella Waste Systems, Inc. ("Casella"), being the sole shareholder of Sawyer Environmental Recovery Facilities, Inc. (the "Corporation"), hereby consents to the taking of and hereby takes the following action without holding a special shareholders' meeting, such action being stated in the form of and to be fully effective as if taken by, a unanimous resolution or resolutions of the shareholders of the Corporation at a meeting thereof duly called and held on the date hereof at which all of the shareholders were present and acting throughout.

     WHEREAS, the existing bylaws of the Corporation provide that the Board of Directors (the "Board") shall manage the affairs of the Corporation. These bylaws do not, however, contain authorizations for the Board to create an Executive Committee (the "Committee");

     WHEREAS, 13-A M.R.S.A. Section 713, authorizes the creation of a Committee or Committees by the Board and the delegation of certain corporate powers and responsibilities to a Committee by the Board if provided for in the Corporation's bylaws;

     WHEREAS, the Shareholder of the Corporation desires to amend the bylaws of the Corporation to authorize the Board to create such Committee or Committees and delegate certain of the Board's corporate powers and responsibilities to such Committees;

     NOW THEREFORE BE IT RESOLVED that the bylaws of the Corporation are hereby amended to include the following provisions:

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                              EXECUTIVE COMMITTEE

          The Board of Directors (the "Board") is authorized to create an Executive Committee(s) (the "Committee(s)") and may delegate to the Committee(s) all of the Board's corporate authority, powers, responsibilities, in such areas as the Board determines except where such delegation of authority by the Board is prohibited by 13-A M.R.S.A. 713, as in effect on the date hereof. Each of the Committee(s) created by the Board shall consist of at least two members of the Board.

          RESOLVED FURTHER that the other provisions of the bylaws of the Corporation are hereby ratified and affirmed and that this document shall be filed with the minutes of shareholder's meeting.


Dated September ______, 1996
                                                BY: CASELLA WASTE SYSTEMS, INC.
                                                    Sole Shareholder of Sawyer
                                                    Environmental Recovery
                                                    Facilities, Inc.

                                                By: /s/ James W. Bohlig
                                                   -----------------------------

                                                Name: James W. Bohlig
                                                     ---------------------------

                                                Title: Senior Vice President
                                                      --------------------------

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